                                PLEDGE AGREEMENT

This Agreement is executed effective December 31, 1998 between SVI HOLDINGS, INC., a Nevada corporation, having an address for notices at 7979 Ivanhoe Avenue, Suite 500, La Jolla, CA 92037 ("Pledgee") and KIELDUFF INVESTMENTS LIMITED having an address for notices at Block A, Unit 3 Broomfield Business Park, Mallahide, County Dublin, Ireland ("Pledgor"), who agree as follows:

         1. RECITAL. This Agreement is made with reference to the following recital of essential facts:

            1.1. Pledgee and Pledgor entered into a Share Sale Agreement re Ibis Systems Limited effective December 31, 1998 (the "Share Sale Agreement").

            1.2. Pursuant to the Share Sale Agreement Pledgor has executed a Promissory Note dated December 31, 1998 in the amount of $18,108,000 (the "Note") in favor of Pledgee.

            1.3. In order to secure Pledgor's payment obligations under the Note, Pledgor has agreed to pledge to Pledgee all of the issued and outstanding shares in the capital stock of Ibis Systems Limited, a company incorporated under the laws of England (the "Company") represented by two (2) Shares (the "Shares").

            1.4. This Agreement is executed and delivered to Pledgee in accordance with the provisions of the Share Sale Agreement in order to secure the full and timely performance of all of the Pledgor's obligations under the Note.

         2. GRANT OF SECURITY INTEREST. To secure Pledgor's obligations to Pledgee under the Note (and all renewals, extensions, amendments, and changes of, or substitutions or replacements to, any of the obligations under the Note), and the faithful performance by Pledgor of all of its obligations under the Share Sale Agreement (all of the foregoing collectively referred to as the "Obligations"), Pledgor hereby assigns and grants to Pledgee a security interest in the following (collectively, the "Collateral"):

            2.1. the Shares;

            2.2. all stock, membership interests, dividends, distributions, substitutions, shares (or membership interests) issued pursuant to any merger or reorganization of the Company or any other proceeds of the Shares as the term proceeds is defined in Section 9306 of the California Uniform Commercial Code belonging to the Pledgor or to which the Pledgor is entitled;

            2.3. all income, revenue, distributions, and proceeds of any kind whatsoever payable to the Pledgor in respect of its interest in the Company, or any proceeds resulting from any voluntary or involuntary conversion or transfer (including without limitation, a sale, exchange, gift, lease, refinancing, condemnation, or foreclosure) of the Shares or any portion of the Shares.

         3. DELIVERY OF SHARES. Upon Pledgor's execution of this Pledge Agreement, Pledgor shall (a) concurrently and validly endorse the share certificate(s) evidencing the Shares in blank and deliver such certificate(s) to Norman L. Smith, Esq., of Solomon Ward Seidenwurm & Smith (the
"Pledgeholder"),and (b) deliver to Pledgeholder a duly executed Assignment Separate from Certificate with respect to each certificate representing the Shares (the "Assignment").

         4. TERMS OF PLEDGE.

            4.1. The Shares and Assignments will be held by the Pledgeholder and are being pledged by Pledgor subject to the terms and conditions of this Agreement. As long as no Default (as defined in paragraph 8 below) exists under this Agreement, Pledgor will have the right at all times to exercise the voting rights in connection with the Shares and otherwise exercise the rights of ownership relative to the Shares, subject to the covenants contained in Paragraph 6, below. Pledgor shall indemnify, defend, and hold Pledgeholder harmless from and against any and all actions, causes of action, claims, demands, expenses, and liabilities that Pledgeholder may suffer or incur by virtue of its role as Pledgeholder under this Agreement; provided, however, the foregoing indemnification will not relate to any such matter arising out of the gross negligence or intentional misconduct of Pledgeholder. Pledgeholder will not be liable to Pledgor or Pledgee for any action taken or omitted to be taken by Pledgeholder except for Pledgeholder's own gross negligence or intentional misconduct.

            4.2. Pledgor and Pledgee acknowledge and agree that Pledgeholder's sole duties and responsibilities under this Agreement shall be to: (a) hold the share certificates representing the Shares and the Assignments during the term of the pledge provided for in this Agreement; (b) following the occurrence of a Default to deliver the share certificates representing the Shares and the Assignments in accordance with the Agreement; (c) return the share certificates representing the Shares and the Assignments to Pledgor upon Pledgeholder's receipt of written notice from Pledgee that the Note has been paid in full; and
(d) upon receipt of a written directive from Pledgor or Pledgee, deliver a copy of such directive to the party from whom such directive was not received. Upon receipt of conflicting directives from Pledgor and Pledgee, Pledgeholder shall have the right to either (i) cease taking any action hereunder until he receives either (a) joint instructions from both Pledgor and Pledgee, or (b) a court order from a court of competent jurisdiction instructing Pledgeholder how to proceed, or (ii) file an action in interpleader to resolve such dispute and Pledgeholder shall have no responsibility to take any action following the filing of any such interpleader action until so instructed by all of the parties to this Agreement or in accordance with an order from a court of competent jurisdiction. Additionally, in the event of any action, claim, demand, or liability suffered by Pledgeholder by virtue of any act or failure to act by any of the Pledgor or Pledgee, then Pledgor and Pledgee shall jointly and severally indemnify, defend, and hold Pledgeholder harmless against such action, claim, demand, or liability, and the party responsible for such action, claim, demand, or liability shall promptly reimburse the non-responsible party(ies) for any costs or expenses, including attorney's fees and collection costs, incurred by such non-responsible party in indemnifying Pledgeholder.

         5. PLEDGOR'S REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that the following are true and accurate:

            5.1. LEGAL POWER, RIGHT AND AUTHORITY. As of the date of this Agreement, Pledgor has the legal power, right and authority to enter into this Agreement.

            5.2. ACTION. As of the date of this Agreement, all requisite corporate actions have been taken by Pledgor in connection with entering into this Agreement and the consummation of the transactions contemplated by this Agreement.

            5.3. INDIVIDUAL EXECUTING. The individual executing this Agreement on behalf of Pledgor has the legal power, right, and actual authority to bind Pledgor to the terms and conditions of this Agreement.

            5.4. GOVERNMENTAL APPROVAL. Pledgor has obtained all permits, approvals, licenses and other governmental consent necessary or desirable in connection with the loan evidenced by the Note and the repayment of all indebtedness evidenced by the Note.

            5.5. NO CONFLICT. The loan evidenced by the Note does not violate or breach any agreement, license, permit, judgment, decree, order, statute, ordinance, rule or regulation to which Pledgor, or any of its assets are subject or bound. Pledgor is not subject to any agreement, license, permit, judgment, decree, order, statute, ordinance, rule or regulation that would impair the power of Pledgor to enter into and carry out the undertakings required under the Note. The Note does not violate, conflict with, result in the breach of, or constitute a default under any Applicable Laws. The term "Applicable Laws" means all applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings, orders, ordinances and other laws of the State of California, the United States of America and the United Kingdom.

         6. COVENANTS OF PLEDGOR. Pledgor covenants that until all of the Obligations have been fully and finally satisfied, Pledgor will fully and completely comply (and cause compliance by the Company) with the following affirmative and negative covenants:

            6.1. Pledgor shall promptly inform Pledgee in writing as soon as Pledgor becomes aware of: (a) any material adverse changes in the Company's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions effecting the Company which could materially effect the financial condition of the Company.

            6.2. Pledgor shall cause the Company to maintain its books and records in accordance with its current custom and practice and permit Pledgee to examine and audit the Company's books and records at all reasonable times. Pledgor shall cause the Company to maintain fire and other risk insurance, public liability insurance, and such other insurance as Pledgee may reasonably require with respect to the Company's properties and operations, in form, amounts, coverages and with insurance companies consistent with the Company's current custom and practice.

            6.3. Pledgor shall cause the Company to maintain executive and management personnel with substantially the same qualifications and experiences as the present executive and management personnel.

            6.4. Pledgor shall defend any proceeding which seeks to, or threatens to, affect, challenge, or impair Pledgee's security interest in the Collateral and shall indemnify and hold Pledgee harmless from and against any and all costs and expenses incurred in connection with any such action or proceeding, including attorneys' fees and costs, other than any such action or claim of a creditor or creditors of the Pledgee.

            6.5. Pledgor shall, promptly upon request by Pledgee, execute and deliver any documents or instruments, provide any notices, execute and file any financing statements or other documents, and take any other actions which are, in the reasonable judgment of Pledgee, necessary or desirable to perfect or continue the perfection and first lien priority of Pledgee's security interest in the Collateral, and to protect the Collateral against any adverse claims (in violation of the representations and warranties in Paragraph 5, above), and pay all reasonable costs incurred by Pledgee in connection therewith.

            6.6. Pledgor shall cause all taxes, assessments, and other obligations affecting the assets of the Company to be paid when due, subject to the right of the Company to dispute, in good faith, any such obligations in a timely manner.

            6.7. Pledgor shall deliver to Pledgee on behalf of the Company, within 10 days after the end of month, income and operating statements and other financial reports in the same form as have previously been delivered to Pledgee and which shall be certified as true and correct by a duly authorized officer of the Company.

            6.8. Pledgor shall accord Pledgee and Pledgee's representatives with access from time to time as Pledgee and such representatives may require to all properties owned by or over which the Company has control. Pledgee and the Pledgee's representatives shall have the right, and Pledgor will permit the Pledgee and such representatives from time to time as the Pledgee and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Company's books, records, electronically stored data, papers, and files. Pledgor shall make all of the Company's copying facilities available to Pledgee.

            6.9. Pledgor shall pay when due all taxes, assessments, and liens, if any, upon the Collateral. Pledgor may withhold any such payment or may elect to contest any lien if Pledgor is in good faith conducting appropriate proceedings to contest the obligation to pay, so long as Pledgee's interest in the Collateral is not jeopardized. In any such contest, Pledgor shall represent itself and Pledgee and shall satisfy any final adverse judgment before enforcement against the Collateral. Pledgor shall name Pledgee as an additional obligee under any surety bond furnished in the contest proceedings.

            6.10. Pledgor and the Company shall not without the prior written consent of the Pledgee:

                  6.10.1. permit any change in the name or structure of the Company or alter the corporate, capital or legal structure of the Company, including the creation or acquisition of any subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself

(or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, encumber, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or a substantial portion of the business, property or assets of, or stock or other evidence of beneficial ownership of, any person or any division or line of business of any person;

                  6.10.2. create or suffer to exist any further security interest in the Collateral;

                  6.10.3. sell or otherwise dispose of the Collateral or any interest in the Collateral;

                  6.10.4. permit payments or distributions from the Company other than in the ordinary course of business;

                  6.10.5. divert any corporate opportunity from the Company;

                  6.10.6. permit the Company to sell, transfer, encumber or otherwise dispose of all or any of its assets including intangible and intellectual property, except in the ordinary course of business in a commercially reasonable transaction involving only unrelated and unaffiliated parties;

                  6.10.7. incur any additional indebtedness other than in the ordinary course of business in a commercially reasonable transaction involving only unrelated and unaffiliated parties;

                  6.10.8. permit the Company to create, incur, assume or permit to exist any lien on or with respect to any property or asset of any kind;

                  6.10.9. permit the Company to enter into, amend, restate, modify or terminate any contracts except in the ordinary course of business in a commercially reasonable transaction involving unrelated and unaffiliated parties;

                  6.10.10. permit the Company to increase the compensation payable to any officer or employee other than in the ordinary course of business consistent with prior practices;

                  6.10.11. permit the Company to make any single item of capital expenditure in excess of $50,000;

                  6.10.12. permit the Company to enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any affiliate of Pledgor, on terms that are less favorable to such person than those that might be obtained at the time from persons who are not such an affiliate;

                  6.10.13. permit the Company to pay any dividends or make any other distribution of assets to shareholders;

                  6.10.14. permit the Company to issue shares of capital stock or other securities or options or warrants to purchase such securities;

                  6.10.15. permit the Company to engage in any business activities substantially different than those in which the Company is presently engaged;

                  6.10.16. permit the Company to cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, or change the Company's name; or

                  6.10.17. permit the Company to make any loans or advances or to acquire any indebtedness.

         7. EVENTS OF DEFAULT. Pledgor shall be in default under this Agreement upon the occurrence of any of the following events:

            7.1. Pledgor's breach of this Agreement, which breach is not cured within fourteen (14) days of written notice to Pledgor of such breach.

            7.2. Any amount due under the Note is not received by Pledgee on its due date.

            7.3. Any actual or attempted disposition of the Collateral in violation of this Agreement.

            7.4. The making by Pledgor of any general arrangement or assignment for the benefit of creditors; Pledgor becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute or similar statute or law in Ireland (unless, in the case of a petition filed against Pledgor, such petition is dismissed within 30 days after its original filing); the appointing of a trustee or receiver to take possession of substantially all of Pledgor's assets (unless possession is restored to Pledgor within 30 days after such taking); or the attachment, execution or judicial seizure of substantially all of Pledgor's assets (unless such attachment, execution or judicial seizure is discharged within 30 days after such attachment, execution or judicial seizure).

         8. RIGHTS OF PLEDGEE UPON DEFAULT. Should a default occur under Paragraph 7 above (a "Default"), Pledgee shall give Pledgeholder and Pledgor written notice and full details of such Default. Immediately following the receipt of such written notice of Default, Pledgeholder may exercise any of the following remedies with regard to the Collateral on behalf of Pledgee:

            8.1. Vote, grant proxies, attend shareholder meetings, nominate and elect directors, receive dividends and other distributions to shareholders, and otherwise exercise any rights attributable to the Shares provided that such Default may be exercised for a maximum period of thirty (30) days from receipt of the written notice by the Pledgeholder before the Pledgor shall exercise its rights under and in accordance with paragraph 8.2 below.

            8.2. Cause the Shares to be transferred to Pledgee on the books of the Company, in accordance with the Assignments or other forms executed by Pledgor in connection with the delivery of the Shares. Provided that if Pledgor has not committed a Default (other than under paragraph 7.2 above) under this Agreement as a result of which Pledgee asserts that it is entitled to recover from Pledgor an amount necessary to compensate, reimburse and/or indemnify Pledgee for its losses, liabilities, detriment, or damages, arising from such Default, Pledgee shall return to Pledgor the consideration received for the Shares (as set forth in paragraph 3 of the Purchase Agreement), in the form received by Pledgee (the "Return Consideration"), and the parties will consider the transactions contemplated by the Purchase Agreement to be rescinded, with effect from the date the Shares are transferred to Pledgee in accordance with this paragraph 8.2.

            If Pledgee asserts that it is entitled to recover from Pledgor the amount necessary to compensate, reimburse and/or indemnify Pledgee for losses, liabilities, detriment or damages arising as a result of Pledgor's Default (other than under paragraph 7.2 above), then Pledgee may deduct from the Return Consideration such amounts as the Pledgee determines in good faith will be reasonable to deduct in respect of such entitlement and shall remit the balance of the Return Consideration to Pledgor within fourteen (14) days of transfer of the Shares to Pledgee. Payment of the Return Consideration shall be without prejudice to:

            (a) Pledgor's right to institute proceedings for the recovery of the Return Consideration or balance of the Return Consideration not remitted to the Pledgor and for the determination of the issue as to its liability to Pledgee under this Agreement, and

            (b) Pledgee's right to recover an amount necessary to compensate, reimburse and/or indemnify Pledgee for any losses, liabilities, detriment or damages arising as a result of Pledgor's Default (other than under paragraph 7.2 above).

         9. RETURN OF SHARES/NOTE. Upon Pledgor's performance of all of its obligations under this Agreement and the Note, Pledgeholder shall return the Collateral to Pledgor and the Note marked "PAID."

         10. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants to Pledgee that except for the security interest created by this Agreement, no person or entity has any right, title, interest, or claim in or to the Collateral or any part of the Shares.

         11. GOVERNING LAW. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles.

         12. FURTHER ASSURANCES. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement including, without limitation, as follows:

             12.1. Pledgor agrees that at any time, and from time to time, at its own expense, Pledgor will promptly execute, deliver and file or record all financing statements, instruments and documents, and will take all further actions including, without limitation, causing the Company to so execute, deliver, file or take other actions, in any jurisdiction that may be necessary or desirable, or that Pledgee reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Collateral and to preserve, protect and maintain the Collateral and the value thereof including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Shares. Pledgor hereby consents and agrees that the issuers of, or obligors on, the Collateral, or any registrar or transfer agent or trustee for any of the Shares, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Pledgee to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

             12.2. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor, and in the name of Pledgor, or otherwise, from time to time, in Pledgee's sole and absolute discretion to do an of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which Pledgor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Pledgor's name, any financing statement covering the Collateral; and
(d) to endorse and transfer the Shares upon foreclosure by Pledgee; PROVIDED, HOWEVER, that Pledgee shall be under no obligation whatsoever to take any of the foregoing actions, and Pledgee shall have no liability or responsibility for any act (other than its own gross negligence or willful misconduct) or omission taken with respect thereto.

         13. VENUE AND JURISDICTION. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement. Notwithstanding the foregoing, (a) Pledgeholder and/or Pledgee may institute proceedings in any court of competent jurisdiction to obtain interim relief when deemed necessary to (i) preserve the status quo, (ii) to prevent irreparable injury pending resolution of the actual dispute between the parties, or (iii) to order specific performance or other injunctive relief, and (b) if the issues in dispute between Pledgee and Pledgor arising from this Agreement are those referred to in paragraphs 8.2(a) and (b), the parties agree that such dispute shall be resolved or adjudicated in accordance with paragraph
8.7 of the Share Sale Agreement.

         14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document.

         15. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

         16. ATTORNEY'S FEES. The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

         17. MODIFICATION. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

         18. HEADINGS. The paragraph headings in this Agreement: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

         19. PRIOR UNDERSTANDINGS. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

         20. INTERPRETATION. Whenever the context so requires in this Agreement, all words used in the singular may include the plural (and vice versa) and the word "person" includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms "includes" and "including" do not imply any limitation. For purposes of this Agreement, the term "day" means any calendar day and the term "business day" means any calendar day other than a Saturday, Sunday or any other day designated as a holiday under California Government Code Sections 6700-6701. Any act permitted or required to be performed under this Agreement upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed. No remedy or election under this Agreement is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

         21. PARTIAL INVALIDITY. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability unless such provision or the application of such provision is essential to this Agreement.

         22. SUCCESSORS-IN-INTEREST AND ASSIGNS. Pledgor may not voluntarily or by operation of law assign, hypothecate, delegate or otherwise transfer or encumber all or any part of its rights, duties or other interests in this Agreement without the prior written consent of Pledgee, which consent may be withheld in Pledgee's sole and absolute discretion. Any such transfer in violation of this paragraph is void. Subject to the foregoing and any other restrictions on transferability contained in this Agreement, this Agreement is binding upon and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement.

         23. NOTICES. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at its address as set forth above in the introductory Paragraph of this Agreement. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Any party to this Agreement may give a notice of a change of its address to the other party(ies) to this Agreement. Notice to Pledgeholder shall be to Norman L. Smith, Esq., Solomon Ward Seidenwurm & Smith, 401 B Street, Suite 1200, San Diego, CA 92101.

         24. WAIVER. Any waiver of a default or provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

         25. DRAFTING AMBIGUITIES. Each party to this Agreement and its legal counsel have reviewed and revised this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

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                                       10

         26. SURVIVAL. The covenants, conditions, representations and warranties of this Agreement shall survive the execution of this Agreement.

                      SVI HOLDINGS, INC., a Nevada corporation


                      By: /s/ Barry M. Schechter
                         ------------------------------------
                         Barry M. Schechter, President
                         ------------------------------------

                      KIELDUFF INVESTMENTS LIMITED, an Ireland company


                      By: /s/ Mary Nagle
                         ------------------------------------
                         Mary Nagle, Director
                         ------------------------------------


                      I ACCEPT THE OBLIGATIONS IMPOSED UPON ME UNDER THIS PLEDGE
                      AGREEMENT:

                      /s/ Norman L. Smith
                      ----------------------------------------
                      Norman L. Smith, Esq., Pledgeholder


                                       11